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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS




      We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-25140) pertaining to PNC Bank Corp.'s Incentive Savings Plan, as amended and restated (the "Plan") and to the incorporation by reference therein of our reports (a) dated January 27, 1995, with respect to the consolidated financial statements of PNC Bank Corp. incorporated by reference in its Annual Report on Form 10-K, and (b) dated June 26, 1995, with respect to the financial statements and schedules of the Plan incorporated by reference to Amendment No. 1 to PNC Bank Corp.'s Annual Report on Form 10-K, both for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                                        /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
November 22, 1995